UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2011

Western Liberty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-33803	26-0469120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8363 W. Sunset Road, Suite 350 Las Vegas, Nevada 89113

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 966-7400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Western Liberty Bancorp has formed a new subsidiary, Las Vegas Sunset Properties, to hold problem loans (including performing and nonperforming loans) and foreclosed real estate (“OREO”) of Western Liberty Bancorp’s bank subsidiary, Service1st Bank of Nevada. The OREO properties were transferred from Service1st Bank to Las Vegas Sunset Properties on December 28, 2011. The loan asset transfers were completed on January 11, 2012, with the purchase by Las Vegas Sunset Properties of the Service1st Bank classified loans. Funded with cash contributions from Western Liberty Bancorp, Las Vegas Sunset Properties paid fair value for the assets. The purchase price was approximately $15.5 million, including approximately $4.0 million for the OREO properties and $11.5 million for the loan assets.

Western Liberty Bancorp believes that the transfer will be of immediate benefit to Service1st Bank, reducing the amount and relative percentage of its classified assets. In addition, Western Liberty Bancorp believes that assembling OREO and classified loans in a separate nonbank subsidiary will promote efficient and cost-effective management and ultimate resolution of the assets.

Western Liberty Bancorp is a Nevada bank holding company conducting operations through its wholly owned subsidiary Service1st Bank of Nevada. Service1st Bank operates as a traditional community bank and provides a full range of deposit, lending, and other banking services to locally-owned businesses, professional firms, individuals, and other customers from its headquarters and two retail banking facilities located in the greater Las Vegas area. Services provided include: basic commercial and consumer depository services, commercial working capital and equipment loans, commercial real estate loans, and other traditional commercial banking services. Substantially all of the bank’s business is generated in the Nevada market. www.westernlibertybancorp.com

This filing contains statements that constitute “forward-looking statements,” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements identified by words or phrases such as “potential,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “assume,” “outlook,” “continue,” “seek,” “plans,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements. These statements are based on the current beliefs and expectations of our management, but management’s beliefs and expectations are subject to significant risks and uncertainties that could cause actual results to differ materially and adversely from the expectations indicated in the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements. Many of the factors are beyond our ability to control or predict. These factors include but are not limited to those disclosed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Although we believe our forward-looking statements are reasonable, we caution you to avoid placing undue reliance on them. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN LIBERTY BANCORP

Date: January 17, 2012	By:	/s/ Patricia A. Ochal
Name: Patricia A. Ochal
Title: Chief Financial Officer